                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             Silverado Foods, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                Not Applicable
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                             SILVERADO FOODS, INC.
                          6846 SOUTH CANTON, SUITE 110
                             TULSA, OKLAHOMA  74136

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 9, 1997

To the Shareholders of
SILVERADO FOODS, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Silverado Foods, Inc., an Oklahoma corporation (the "Company"), will be held at the Company's Tulsa Manufacturing Plant, 3920 East Pine Street, Tulsa, Oklahoma, on Friday, May 9, 1997, at 10:00 a.m., local time, for the following purposes:

     1.  To elect seven directors for one-year terms;

     2. To consider and act upon a proposal to ratify the appointment of Arthur Andersen LLP as the independent public accountants of the Company for 1997; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on April 1, 1997, as the record date for the meeting, and only holders of the Company's Common Stock of record at such time will be entitled to vote at the meeting or any adjournment thereof. A complete list of the shareholders entitled to vote at the meeting will be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours for a period of ten days prior to the date of the meeting at the offices of the Company and at the time and place of the meeting.

                                By Order of the Board of Directors,

                                /s/ DORVIN D. LIVELY

                                Dorvin D. Lively
                                Secretary

Tulsa, Oklahoma
April 17, 1997


     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU DO ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                             SILVERADO FOODS, INC.
                          6846 SOUTH CANTON, SUITE 110
                             TULSA, OKLAHOMA  74136

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 9, 1997


                     SOLICITATION AND REVOCATION OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Silverado Foods, Inc., an Oklahoma corporation (the "Company"), of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held on May 9, 1997, or at any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement and accompanying proxy were first forwarded on or about April 17, 1997, to shareholders of record on April 1, 1997.

     If the accompanying proxy is properly executed and returned, the shares represented by the proxy will be voted at the Annual Meeting. If a shareholder indicates in his or her proxy a choice with respect to any matter to be acted upon, that shareholder's shares will be voted in accordance with such choice.
If no choice is indicated, such shares will be voted "FOR" (a) the election of all of the nominees for directors listed below, and (b) the ratification of the appointment of the independent public accountants. A shareholder giving a proxy may revoke it by giving written notice of revocation to the Secretary of the Company at any time before it is voted, by executing another valid proxy bearing a later date and delivering such proxy to the Secretary of the Company prior to or at the Annual Meeting, or by attending the Annual Meeting and voting in person.

     The expenses of this proxy solicitation, including the cost of preparing and mailing this Proxy Statement and accompanying proxy will be borne by the Company. Such expenses will also include the charges and expenses of banks, brokerage firms, and other custodians, nominees or fiduciaries for forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's Common Stock. Solicitation of proxies may be made by mail, telephone, personal interviews or by other means by the Board of Directors or employees of the Company who will not be additionally compensated therefor, but who may be reimbursed for their out-of-pocket expenses in connection therewith.

                         SHAREHOLDERS ENTITLED TO VOTE

     Shareholders of record at the close of business on April 1, 1997 (the "Record Date"), will be entitled to vote at the Annual Meeting. As of the Record Date, there were issued and outstanding 7,632,299 shares of Common Stock, par value $0.01 per share (the "Common Stock"), of the Company. Each share of Common Stock is entitled to one vote. There is no cumulative voting with respect to the election of directors. The presence in person or by proxy of the holders of a majority of the shares issued and outstanding at the Annual Meeting will constitute a quorum for the transaction of business. Votes withheld from nominees for directors, abstentions and broker non-votes will be counted for purposes of determining whether a quorum has been reached. Votes will be tabulated by an inspector of election appointed by the Board of Directors of the Company. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions, which may be specified on all proposals except the election of directors, will have the effect of a negative vote. Under applicable Oklahoma law, a broker non-vote will have no effect on the outcome of the election of directors or the other proposals.

                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

     Shareholder action will be requested at the Annual Meeting with respect to the re-election of each of the current members of the Board of Directors of the Company (the "Board of Directors"). The Amended and Restated Bylaws (the "Bylaws") of the Company provide that the Board of Directors shall consist of not less than one nor more than nine directors, as determined from time to time by resolution of the Board of Directors. The number of directors is currently fixed at seven. The term of all of the members of the Board of Directors, consisting of Lawrence D. Field, Gerald E. Milton, James K. Tolbert, Milton D. McKenzie, Sam L. Susser, James H. Bankard and Timothy G. Bruer, will expire at the Annual Meeting, and the accompanying proxy solicits your vote for seven directors.

     The Board of Directors has nominated Lawrence D. Field, Gerald E. Milton, James K. Tolbert, Milton D. McKenzie, Sam L. Susser, James H. Bankard and Timothy G. Bruer, for re-election as directors. The persons named as proxies in the accompanying proxy, who have been designated by the Board of Directors, intend to vote, unless otherwise instructed in such proxy, for the election of Messrs. Field, Milton, Tolbert, McKenzie, Susser, Bankard and Bruer. Should any nominee named herein become unable for any reason to stand for election as a director of the Company, it is intended that the persons named in such proxy will vote for the election of such other person or persons as the Board of Directors may recommend. The Company knows of no reason why any of the nominees will be unavailable or unable to serve. A plurality of the votes cast is required for the election of directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE FOLLOWING NOMINEES FOR DIRECTORS.

NOMINEES FOR DIRECTORS

            TERM EXPIRES AT THE 1998 ANNUAL MEETING OF SHAREHOLDERS

     Lawrence D. Field, age 37, the founder of the Company, has been a Director and Chairman of the Board of Directors of the Company since its inception in August 1990. He was also Chief Executive Officer of the Company from August 1990 to March 1997 and President of the Company from August 1990 to February 1994. Mr. Field has also served as President of Regent Private Capital Corp, an investment company, since February 1990. From September 1984 to February 1990, Mr. Field was Vice President and a shareholder of Capital Advisors, Inc., an investment management firm headquartered in Tulsa, Oklahoma, which managed investments for pension and profit sharing plans, foundations and individuals in the United States. From August 1982 to September 1984, Mr. Field served as Vice President of American Central Oil Corporation, an independent oil and gas company. Mr. Field graduated from the University of Texas at Austin in 1982 with a Bachelor of Science degree in Communications.

     Timothy G. Bruer, age 39, joined the Company as a Director, Chief Executive Officer and President in March 1997. Immediately prior to joining the Company, Mr. Bruer served as Vice President/General Manager of the Culinary Division of Nestle USA. He joined Nestle in 1992 as Vice President of Business Development. From 1985 to 1992, he was a partner with Bain and Company, Inc., a national consulting firm. Mr. Bruer graduated from Stanford University in 1979 with a Bachelor of Arts degree in Economics and from the University of Chicago in 1985 with a Master of Business Administration degree.

     Gerald E. Milton, age 53, has been a Director of the Company since January 1994, and served as President of the Company from February 1994 until March 1997. He also served as Chief Financial Officer of the Company from June 1993 until February 1995. From May 1989 to June 1993, Mr. Milton worked as an independent consultant and investor. From August 1987 to October 1989, he served as President and Chief Executive Officer of Engineered Films, Inc., a manufacturer of industrial packaging films. From September 1980 to August 1986, Mr. Milton was Chief Financial Officer of Linear Films, Inc., a manufacturer of industrial packaging films. He graduated from Oklahoma State University with a Bachelor of Science degree in Business and a Master of Business Administration.

     James K. Tolbert, age 40, joined the Company as a Director in November 1990. Mr. Tolbert has been President of Tolbert Enterprises, Inc. in Tulsa, Oklahoma, a company which owns and operates several restaurants in Oklahoma and Texas, since April 1986. Prior to that time, he was a Land Manager of Texas Oil & Gas Corp., an independent oil and gas company, for seven years. He has a Bachelor of Business Administration--Management degree from the University of Oklahoma.

     Milton D. McKenzie, age 60, joined the Company as a Director in November 1990. He has been Chairman of the Board of Directors of GPM, Inc. and its predecessors, the General Partner of CAPMAC Eight-Two Limited Partnership ("CAPMAC"), since October 1983. CAPMAC is an investment company specializing in oil and gas exploration. From February 1970 to October 1983, he was President and/or Chairman of the Board of Directors of Viking Petroleum, Inc., an oil and gas exploration and production company located in Tulsa, Oklahoma. He has a Juris Doctor from the University of Denver Law School and an Engineering degree from Tulsa University.

     Sam L. Susser, age 33, joined the Company as a Director in November 1990. In 1995, Mr. Susser became President and Chief Executive Officer of SSP, a joint venture of The Circle K Corporation and The Southguard Corporation ("Southguard"), which operates 172 convenience stores. Mr. Susser has been Chief Executive Officer of Southguard Corporation ("Southguard") since January 1991, and served as Vice President, General Manager and Chief Financial Officer of Southguard from its founding in 1988 until January 1991. Prior to 1988, he was with the investment banking firm of Salomon Brothers Inc in New York, New York, for three years. Mr. Susser graduated from the University of Texas at Austin in 1985 with a Bachelor of Business Administration in Finance degree.

     James H. Bankard, age 52, joined the Company as a Director in November 1996. Also in 1996, Mr. Bankard became President and Chief Operating Officer of Home Juice Company, a supplier and manufacturer of a variety of juice beverage products for the retail food industry. From 1988 to 1995, he was employed by the Quaker Oats Corporation serving for a period as President of the Continental Coffee Products Company and then as President of Quaker Beverage Company. From 1973 to 1988, Mr. Bankard was employed by CFS Continental, Inc./Continental Coffee Products Co., serving in various general management and senior management positions. Mr. Bankard has a Bachelor of Science degree in Industrial Administration from Yale University and a Master of Business Administration from the Harvard Business School.

     The Company has agreed, for a period of three years from August 4, 1994, if so requested by Commonwealth Associates, the representative of the several underwriters in the Company's initial public offering, to nominate and use its best efforts to elect a designee of Commonwealth Associates as a Director of the Company. At the present time, however, Commonwealth Associates has not requested that a designee of Commonwealth Associates be elected to the Company's Board of Directors.

COMPENSATION OF DIRECTORS

     Each Director of the Company is reimbursed for expenses incurred in attending meetings of the Board of Directors and meetings of committees of the Board of Directors. The Directors currently do not receive any additional fees for their services as Directors of the Company. The Company's Bylaws provide that the Company shall indemnify its Directors and officers to the fullest extent permitted by Oklahoma law. The Company has also entered into indemnification agreements with and carries liability insurance on behalf of all of its Directors.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During 1996, the Board of Directors held four meetings. Each of the incumbent Directors who served as a Director during 1996 attended at least 75% of the total number of meetings of the Board of Directors and meetings of committees on which he served during his tenure as a Director. In addition, the Board of Directors took action four times during 1996 by unanimous written consent. The Board of Directors has previously established an Executive Committee, an Audit Committee, a Compensation Committee and a Stock Option Committee; however, as of February 1996, the Board of Directors determined that the Executive Committee was no longer necessary and such committee was dissolved.

     The Audit Committee was composed during 1996 of Messrs. Susser, Joe D. Tippens, a Director of the Company until March 1997, and David A. Hentschel, a Director of the Company until October 1996. For 1997, the Audit Committee will be composed of Messrs. Susser, McKenzie and Bankard. The Audit Committee is comprised entirely of independent Directors and recommends to the Board of Directors the appointment of the Company's independent public accountants. The Audit Committee reviews the plan and scope of the annual audit of the Company's financial statements, as well as the Company's significant accounting policies and other related matters. The Audit Committee met once during 1996. All of the members of the Audit Committee were present at such meeting.

     The Compensation Committee was composed during 1996 of Messrs. Milton, McKenzie and Tolbert. For 1997, such committee will be composed of Messrs. Susser, Tolbert and Bankard. The Compensation Committee makes recommendations to the Board of Directors regarding the compensation of executive officers of the Company and administers the Company's employee benefit plans other than the Company's 1994 Stock Option Plan. During 1996, two of the three members of the Compensation Committee were independent directors. The Compensation Committee
met once during 1996.   All of the members of the Compensation Committee were
present at such meeting.

     The Stock Option Committee was composed during 1996 of Messrs. McKenzie, Tolbert and Tippens. Such committee is presently composed of Messrs. Susser, Tolbert and Bankard. The Stock Option Committee administers the Company's 1994 Stock Option Plan and is comprised entirely of independent Directors. The Stock Option Committee met once during 1996. All of the members of the Stock Option Committee were present at such meeting.

     The Company does not have a standing Nominating Committee. Nominations of candidates for election as Directors of the Company may be made at a meeting of shareholders by or at the direction of the Board of Directors or by any shareholder entitled to vote at such meeting. The Company's Bylaws provide that the annual meeting of shareholders to be held each year will be on the second Friday in May.


                                  PROPOSAL TWO

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     Upon the recommendation of the Audit Committee, the Board of Directors has appointed Arthur Andersen LLP as the independent public accountants of the Company for the fiscal year ending December 31, 1997. Arthur Andersen LLP has been the independent public accountants of the Company since 1992. A proposal will be presented at the Annual Meeting asking the shareholders to ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants. If the shareholders do not ratify the appointment of Arthur Andersen LLP, the Board of Directors will reconsider the appointment.

     The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is required for the adoption of this proposal.

     A representative of Arthur Andersen LLP will be present at the Annual Meeting. Such representative will be given the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR 1997.

                           PRINCIPAL SHAREHOLDERS AND
                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information as of March 18, 1997, regarding the ownership of the Company's Common Stock by (a) all persons known by the Company to be beneficial owners of more than five percent of such stock,
(b) each director and nominee for director of the Company, (c) each of the executive officers of the Company named in the Summary Compensation Table below, and (d) all executive officers and directors of the Company as a group. Unless otherwise noted, the persons named below have sole voting and investment power with respect to such shares.


                                                                         SHARES              PERCENT
NAME OF OWNER OR IDENTITY OF GROUP                                BENEFICIALLY OWNED(1)    OF CLASS(1)
----------------------------------                              -------------------------  -----------
Lawrence D. Field
  6846 South Canton, Suite 110
  Tulsa, Oklahoma 74136.......................................               2,485,566(2)      30.0%
ML Oklahoma Venture Partners, Limited Partnership
  5100 East Skelly Drive, Suite 1060
  Tulsa, Oklahoma 74135.......................................                 717,802(3)       9.5%
The Texas Growth Fund--1991 Trust
  100 Congress Avenue, Suite 980
  Austin, Texas 78701.........................................                 450,000(4)       6.0%
Milton D. McKenzie
  5727 South Lewis, Suite 125
  Tulsa, Oklahoma 74105.......................................                 470,603(5)       6.2%
Gerald E. Milton..............................................                  95,880(6)       1.3%
James K. Tolbert..............................................                  19,800            *
Sam L. Susser.................................................                   6,525            *
Timothy G. Bruer..............................................                     -0-           --
James H. Bankard..............................................                     -0-           --
Dorvin D. Lively..............................................                  15,608(7)         *
Richard A. Hall...............................................                   1,500            *
Robert W. Luttman.............................................                     -0-           --
All executive officers and directors as a group (11 persons)..               3,095,482(8)      37.0%


*  Represents less than 1% of the Common Stock outstanding.
   (1) Shares of Common Stock which were not outstanding but which could be acquired by a person upon exercise of an option or warrant within 60 days of March 18, 1997, are deemed outstanding for the purpose of computing the number of shares and the percentage of outstanding shares beneficially owned by such person. However, such shares are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person.
   (2) Includes 686,940 shares owned by Regent Private Capital Corp. ("Regent"), with respect to which Mr. Field has sole voting and investment control as the controlling shareholder thereof, 76,547 shares purchasable pursuant to presently exercisable stock purchase warrants held by Mr. Field and Regent, and 22,500 shares owned by Legacy Investment Partnership, a partnership in which Mr. Field shares voting and investment control over such shares, 659,076 shares which may be acquired pursuant to a presently convertible debenture held by Mr. Field, and 2,961 shares held by the Silverado Foods, Inc. 401(k) Plan which are allocated to the account of Mr. Field.
   (3) Includes 12,121 shares purchasable pursuant to presently exercisable stock purchase warrants. MLOK Co., Limited Partnership is the managing general partner of ML Oklahoma Venture Partners, Limited Partnership ("ML Oklahoma"). Merrill Lynch Venture Capital Inc., an indirect wholly-owned subsidiary of Merrill Lynch & Co., Inc. is the sole general partner of MLOK Co., Limited Partnership. Merrill Lynch & Co., Inc. is a widely-held public company. MLOK Co., Limited Partnership, Merrill Lynch Venture Capital Inc. and Merrill Lynch & Co., Inc. may be deemed to be the beneficial owners of these shares. Merrill Lynch & Co., Inc. disclaims beneficial ownership of these shares.
   (4) TGF Management Corp. is the Executive Director of The Texas Growth Fund-1991 Trust ("Texas Growth Fund"). However, sole investment and voting power with respect to these shares is exercised by the Board of Trustees of the Texas Growth Fund which is comprised of nine individuals who are selected in accordance with certain statutorily defined procedures.
   (5) Includes 191,250 shares owned by CAPMAC Eighty-Two Limited Partnership ("CAPMAC"), with respect to which Mr. McKenzie has sole voting and investment control of the general partner, and 76,923 shares which may be acquired pursuant to a presently convertible debenture held by CAPMAC.
   (6) Includes 6,061 shares purchasable pursuant to presently exercisable stock purchase warrants.
   (7) Includes 10,000 shares purchasable pursuant to presently exercisable stock options and 708 shares held by the Silverado Foods, Inc. 401(k) Plan which are allocated to the account of Mr. Lively.
   (8) Includes 828,607 shares purchasable pursuant to presently exercisable stock options and stock purchase warrants and which may be acquired pursuant to presently convertible debentures.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table sets forth certain information with respect to the compensation of the Company's Chief Executive Officer and each of the Company's other executive officers whose cash compensation, based on salary and bonus, exceeded $100,000 during 1996, for services in all capacities to the Company and its subsidiaries during each of the Company's last three fiscal years. No information is given as to any person for any fiscal year during which such person was not an executive officer of the Company.


                                                                           LONG-TERM COMPENSATION
                                                                     -----------------------------------
                                          ANNUAL COMPENSATION                AWARDS            PAYOUTS
                                     ------------------------------  -----------------------  ----------
                                                                                 SECURITIES
                                                                     RESTRICTED  UNDERLYING   LONG-TERM
                                                       OTHER ANNUAL    STOCK      OPTIONS/    INCENTIVE      ALL OTHER
       NAME AND                        SALARY  BONUS   COMPENSATION   AWARD(S)      SARS       PAYOUTS      COMPENSATION
   PRINCIPAL POSITION          YEAR     ($)     ($)       ($)(1)        ($)        (#)(2)        ($)            ($)
-----------------------------  ----  --------  ------  ------------  ----------  ----------   ----------    --------------

Lawrence D. Field,
   Chairman and Chief
   Executive Officer ........  1996  106,607   --0--       --0--       --0--       --0--         --0--          --0--
                               1995  100,000   --0--       --0--       --0--      15,000(3)      --0--          --0--
                               1994   82,154   --0--       --0--       --0--      45,000(4)      --0--          --0--

Gerald E. Milton,
 President...................  1996  100,563   --0--       --0--       --0--       --0--         --0--          --0--
                               1995  100,000   --0--       --0--       --0--      15,000(3)      --0--          --0--
                               1994   90,431   --0--       --0--       --0--      45,000(4)      --0--          --0--

Dorvin D. Lively,
 Vice President, Chief
 Financial Officer and
 Secretary...................  1996  124,602   --0--       --0--       --0--       --0--         --0--          --0--
                               1995  110,492   --0--       --0--       --0--      20,000(5)      --0--          --0--

Richard A. Hall,
 Vice President of
 Operations..................  1996  114,365   --0--       --0--       --0--       --0--         --0--          --0--
                               1995   13,462   --0--       --0--       --0--       --0--         --0--          --0--

Robert W. Luttman,
   President of Silverado      1996  114,463   --0--       --0--       --0--       --0--         --0--          --0--
   Marketing Services, Inc.    1995   23,077   --0--       --0--       --0--       --0--         --0--          --0--

-----------
(1) Does not include the value of perquisites and other personal benefits because the aggregate amount of such compensation, if any, does not exceed the lesser of $50,000 or 10 percent of the total amount of annual salary and bonus for any individual named.
(2)  Consists solely of options to acquire shares of Common Stock.
(3) Such option is subject to vesting upon the achievement of an earnings target for 1997.
(4) Such option was to vest in one third increments over three years in the event certain earnings targets are met. The earnings targets were not achieved, and thus none of such shares presently remain available for vesting.
(5) Consists of two separate options, each of which provides for the option to purchase 10,000 shares of Common Stock. One of such options was subject to vesting upon the achievement of a certain earnings target for 1995 which was not met.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

  The Company did not grant any options to the named executive officers of the Company during fiscal 1996. The Company has never granted any stock appreciation rights.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
 AND FY-END OPTION/SAR VALUES

  The following table sets forth certain information with respect to options exercised by the named executive officers of the Company during fiscal 1996, and the number and value of unexercised options held by such executive officers at the end of the fiscal year. The Company has never granted any stock appreciation rights.

                                                   NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                      SHARES                      UNDERLYING UNEXERCISED           IN-THE-MONEY
                     ACQUIRED                     OPTIONS/SARS AT FY-END      OPTIONS/SARS AT FY-END
                        ON         VALUE                  (#)(2)                     ($)(1)(3)
                     EXERCISE    REALIZED      ----------------------------  ---------------------------
     NAME               (#)      ($)(1)        EXERCISABLE    UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
    ------           ---------   --------      -----------    -------------  -----------   -------------
Lawrence D. Field       --0--     --0--             --0--           15,000        --0--           --0--
Gerald E. Milton       78,750   120,488             --0--           15,000        --0--           --0--
Dorvin D. Lively        --0--     --0--            10,000            --0--        --0--           --0--
Richard A. Hall         --0--     --0--             --0--            --0--        --0--           --0--
Robert W. Luttman       --0--     --0--             --0--            --0--        --0--           --0--

-------------------------
(1) Market value of the underlying securities at exercise date or fiscal year-end, as the case may be, minus the option exercise price.
(2) Does not include option shares pursuant to the Company's 1994 Stock Option Plan which failed to vest in 1996.
(3) The closing price of the Common Stock on the American Stock Exchange on December 31, 1996, the last trading day of the fiscal year, was $2.75.

EMPLOYMENT AGREEMENTS AND CHANGE
 IN CONTROL ARRANGEMENTS

  The Company does not currently have any employment agreements or change in control arrangements with the executive officers named in the compensation tables shown above.

REPORT OF THE COMPENSATION COMMITTEE OF THE
  BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors administers the Company's executive compensation program with respect to current salaries. During 1996, the Committee was comprised of two outside Directors (Messrs. McKenzie and Tolbert) and the President of the Company (Mr. Milton). The Stock Option Committee administers the Company's executive compensation program with respect to all stock options. During 1996, the Stock Option Committee was comprised of three outside Directors (Messrs. McKenzie, Tippens and Tolbert). All decisions of the Compensation Committee relating to the compensation of the executive officers of the Company are reviewed by the full Board of Directors.

  A 1993 amendment to the Internal Revenue Code of 1986, as amended, provides that no publicly held company shall be permitted to deduct from its income taxes compensation exceeding $1 million paid to its chief executive officer or any of its four other highest paid executive officers unless (a) the compensation is payable solely on account of the attainment of performance goals, (b) the performance goals are determined by a compensation committee of two or more outside directors, (c) the material terms under which the compensation is paid are disclosed to and approved by the stockholders, and (d) the compensation committee certifies that the performance goals were met. Neither the Compensation Committee, the Stock Option Committee nor the Company expects this amendment to have an impact, or result in the loss of a deduction, with respect to compensation paid to such executive officers, including stock options granted to such executive officers.

  Overall Executive Compensation. Since inception, the Company has believed in compensating its executives based on the merits of their performance, with special weighting placed on long-term incentives based upon increases in the equity value of the Company. For this reason, executive compensation generally consists of current salary and stock options. In most cases, there is no incentive plan which generates current income, either in the form of salary adjustments or bonus awards.

  Salary. The Compensation Committee reviews executive salaries on an as needed basis, usually not more than once each year. In developing a recommendation for the Board of Directors concerning the compensation levels for the executive officers, the Compensation Committee believes there is necessarily some subjectivity required and therefore does not follow specific objective performance criteria when recommending salaries. In determining appropriate salary levels for 1996, the Compensation Committee primarily considered the individual's past performance, the performance of the Company to date, the individual's contribution to that performance and the immediate goals of the Company. The Compensation Committee also considered the executive's level and scope of responsibility, experience, internal equity of the Company's executive compensation program and the compensation practices of other high growth, acquisition companies in related industries for executives of similar responsibility.

  Stock Options. The Company relies heavily on stock options to compensate its executive officers and believes that stock options encourage and reward effective management that results in long-term corporate financial success, as measured by stock price appreciation. The Stock Option Committee administers the Company's 1994 Stock Option Plan and the decisions concerning the issuance of stock options as a part of executive compensation. Options are awarded based upon the individual's performance and contribution to the overall growth and financial success of the Company. The Stock Option Committee anticipates that stock options issued under the Plan will generally vest upon the achievement of annual earnings targets as adopted by the Board of Directors. No stock options were granted during 1996. Previously issued options which were subject to vesting based on annual earnings targets for 1996 did not vest and expired unexercised because the 1996 targets were not met.

  Compensation of Key Executives. Mr. Field and Mr. Milton, the Chairman/CEO and the President during 1996, respectively, received no increase in their respective salaries during 1996. Neither executive received any type of cash bonus. The Compensation Committee and the Stock Option Committee believe these levels of compensation are below average when compared to executives holding similar responsibilities in similar companies.

                   Compensation Committee   Stock Option Committee
                   ----------------------   ----------------------
                   Gerald E. Milton         Milton D. McKenzie
                   Milton D. McKenzie       Joe D. Tippens
                   James K. Tolbert         James K. Tolbert

  This Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  During 1996, the Company's Compensation Committee was composed of Gerald E. Milton, Milton D. McKenzie and James K. Tolbert. During 1996, Mr. Milton was President and a Director of the Company, while Messrs. McKenzie and Tolbert served the Company as independent Directors.

PERFORMANCE GRAPH

  The following graph compares the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock during the period commencing August 4, 1994 (the date on which the Company's Common Stock began trading publicly), and ending on December 31, 1996, with the cumulative total return on the S&P 500 Index and an index of peer companies (weighted by market capitalization) selected by the Company. Companies in the peer group are as follows: Bridgford Foods Corp., Brothers Gourmet Coffee, Inc., Celestial Seasonings, Inc., Hain Food Group, Inc., J&J Snack Foods Corp. and Tasty Baking Co. The comparison assumes $100 was invested on August 4, 1994, in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

                       [PERFORMANCE GRAPH APPEARS HERE]

                                            YEARS ENDING

           COMPANY/INDEX       8/4/94   DEC94    DEC95   DEC96
        ======================================================
        S&P 500 INDEX           100     101.18  139.20  171.16
        SILVERADO FOODS INC     100      62.50   39.29   39.29
        PEER GROUP              100     102.67   86.14   89.25

  The above performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                             CERTAIN TRANSACTIONS

  From time to time, Lawrence D. Field, the Chairman of the Board of Directors of the Company, has provided financing to the Company. For 1996, the largest amount of indebtedness to Mr. Field was $8,927,000, the amount of indebtedness incurred was $8,884,000, the amount of indebtedness repaid was $250,000, and the amount of indebtedness at year-end was $8,927,000. The amount of indebtedness as of March 15, 1997, was $8,319,000. $6,177,000 of such indebtedness bears interest at the rate of 10% per annum. The remainder of such indebtedness, the amount of $2,142,000, bears interest at the rate of 9% per annum and relates to Mr. Field's purchase on September 30, 1996, of a 9% Convertible Note of the Company (a "9% Note") in the original principal amount of $3,000,000. The 9% Notes are due three years from issuance and are convertible into shares of the Company's Common Stock at any time prior to maturity. The conversion price of the 9% Notes is $3.25 per share, except that Mr. Field has agreed to exchange up to $3 million in principal amount of the 9% Notes for different notes with a conversion price at a higher level which when averaged with the convertible debentures issued in a Regulation S offering conducted by the Company in November 1996, will result in an average price of $3.25 per share; however, in no event will the conversion price for Mr. Field's 9% Notes be less than $3.25 per share. The Company believes the terms of such financing are as favorable to the Company as those which it might have been able to obtain from an unaffiliated third party.

  Also from time to time, Mr. Field has guaranteed obligations of the Company. Currently, Mr. Field has guaranteed the Company's obligations with respect to a vehicle lease agreement with Timmer Leasing. Also, Mr. Field and his wife, Cynthia Field, have guaranteed the Company's line of credit with Liberty Bank and Trust Company of Tulsa in the amount of $12,000,000, which bears interest at the prime rate published in The Wall Street Journal. As compensation for providing such guaranty of the Company's bank line of credit, the Company pays to Mrs. Field a monthly fee of 1/12 of 1% of the outstanding balance under such line of credit. The Company believes that the terms of the arrangement with Mrs. Field are as favorable as those which it might have been able to obtain from an unaffiliated third party.

  On August 26, 1996, CAPMAC Eighty-Two Limited Partnership ("CAPMAC"), a limited partnership of which Milton D. McKenzie, a shareholder and Director of the Company, has sole voting and investment control of the general partner, purchased $250,000 in principal amount of the Company's 9% Notes. The Company believes the terms of such financing are as favorable to the Company as those which it might have been able to obtain from an unaffiliated third party.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of the Common Stock, to report their initial ownership of the Common Stock and any subsequent changes in that ownership to the SEC and the American Stock Exchange, and to furnish the Company with a copy of each such report. SEC regulations impose specific due dates for such reports, and the Company is required to disclose in this Proxy Statement any failure to file by these dates during and with respect to fiscal 1996.

  To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during and with respect to fiscal 1996, all Section 16(a) filing requirements applicable to its officers, directors and more than ten percent shareholders were complied with, except as follows: (a) Michael W. Knapik, Vice President of Sales and Marketing of the Company, and James H. Bankard, a Director of the Company, each filed late his Form 3, (b) Lawrence D. Field, Chairman of the Board of the Company, filed late five Form 4 reports covering 14 transactions consisting of purchases of Common Stock in the open market, (c) Mr. Field's Form 5 reported late the purchase of a convertible debenture of the Company, (d) Milton D. McKenzie, a Director of the Company, filed late one Form 4 report covering one transaction consisting of the purchase of Common Stock in the open market, (e) Mr. McKenzie's Form 5 reported late the purchase of a convertible debenture of the Company, and (f) Dorvin D. Lively, Vice President, Chief

Financial Officer and Secretary of the Company, filed a Form 5 which reported late the grant in fiscal year 1995 of an employee stock option.

                                 OTHER MATTERS

MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING

  The Board of Directors knows of no matters other than those described in this Proxy Statement which will be brought before the Annual Meeting for a vote of the shareholders. If any other matter properly comes before the Annual Meeting for a shareholder's vote, the persons named in the accompanying proxy will vote thereon in accordance with their best judgment.

PROPOSALS OF SHAREHOLDERS

  Proposals of shareholders intended to be presented at the Company's 1998 Annual Meeting of Shareholders must be received at the principal executive offices of the Company, 6846 South Canton, Suite 110, Tulsa, Oklahoma 74136, on or before December 10, 1997, to be considered for inclusion in the Company's proxy statement and accompanying proxy for that meeting.

ANNUAL REPORT

  A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS UPON WRITTEN REQUEST TO: DORVIN D. LIVELY, SECRETARY, SILVERADO FOODS, INC., 6846 SOUTH CANTON, SUITE 110, TULSA, OKLAHOMA 74136.

                                By Order of the Board of Directors,

                                /s/ DORVIN D. LIVELY

                                Dorvin D. Lively
                                Secretary

April 17, 1997
Tulsa, Oklahoma

                             SILVERADO FOODS, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 9, 1997

  The undersigned hereby appoints Lawrence D. Field and Milton D. McKenzie, and each of them, with full power of substitution, as proxies to represent and vote all of the shares of Common Stock the undersigned is entitled to vote at the Annual Meeting of Shareholders of Silverado Foods, Inc. to be held on the 9th day of May, 1997, at 10:00 a.m., local time, at the Company's Tulsa Manufacturing Plant, 3920 E. Pine Street, Tulsa, Oklahoma, and at any and all adjournments thereof, on all matters coming before said meeting.

1. ELECTION OF DIRECTORS

[_] FOR ALL nominees listed below                [_] WITHHOLD AUTHORITY
    (except as marked to the contrary below)         to vote for all nominees below.

Lawrence D. Field, Timothy G. Bruer, Gerald E. Milton, James K. Tolbert, Milton
D. McKenzie, Sam L. Susser and James H. Bankard

INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.

--------------------------------------------------------------------------------

2. RATIFICATION OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR 1997.

                  For [_]       Against [_]       Abstain [_]

                           (Continued on other side)

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND AT ANY AND ALL ADJOURNMENTS THEREOF.

  This Proxy, when properly executed, will be voted in the manner directed herein by the shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

                                                Dated:                   , 1997
                                                       ------------------

                                                -------------------------------
                                                           Signature

                                                -------------------------------
                                                   Signature If Held Jointly

                                                Please sign exactly as name
                                                appears hereon, date and re-
                                                turn promptly. When shares are
                                                held by joint tenants, both
                                                must sign. When signing as at-
                                                torney, executor, administra-
                                                tor, trustee or guardian,
                                                please give full title as
                                                such. If a corporation, please
                                                sign in full corporate name by
                                                duly authorized officer and
                                                give title of officer. If a
                                                partnership, please sign in
                                                partnership name by authorized
                                                person and give title or ca-
                                                pacity of person signing.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.